SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 20th day of January, 2011.

AMONG:

AMS-INT ASIA LIMITED, a company incorporated under the laws of Hong Kong and having an address at Unit 04,7/F, Bright Way Tower, No. 33 Mong Kok Road, Kowloon, Hong Kong

(the “Target”)

AND:

THE SHAREHOLDERS OF THE TARGET, as listed on Schedule A attached hereto

(each, an “Shareholder” and collectively, the “Shareholders”)

AND:

GUANGZHOU XINGWEI COMMUNICATIONS TECHNOLOGY LTD INC., a company incorporated under the laws of the People’s Republic of China and having an address at Level 4 - Annex Bld, GuangPu Xi Lu, Science City, Development Zone, GuangZhou, China

(“Thinkwill”)

AND:

KUNEKT CORPORATION, a company incorporated under the laws of the State of Nevada and having an address at 112 North Curry Street, Carson City, Nevada, USA 89703-4934

(the “Purchaser”)

WHEREAS:

A.

The Shareholders are the registered and/or beneficial owners of that number of common shares in the capital of the Target set forth in Schedule A to this Agreement;

B.

On or before the Closing, the Target has agreed to incorporate a company under the laws of the People’s Republic of China which will enter into agreements with Thinkwill and its shareholders such that the Target has the effective management control of Thinkwill;

C.

The Purchaser has made an offer to acquire all of the shares held by the Shareholder in the capital of the Target in exchange for the issuance of a total of 35,000,000 common shares in the capital of the Purchaser to the Shareholders as consideration for the acquisition by the Purchaser of all of the issued and outstanding common shares in the capital of the Target held by the Shareholder; and

D.

Upon the terms and subject to the conditions set forth in this Agreement, the Shareholders have agreed to exchange all of the Shareholders’ legal and beneficial interest in the common shares in the capital of the Target for common shares of the Purchaser.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1

Definitions

In this Agreement the following words and phrases will have the following meanings:

(a)

“Affiliate” with respect to any specified Person at any time, means each Person directly or indirectly through one or more intermediaries controlling, controlled by or under direct or indirect common control with such specified Person at such time;

(b)

“Agreement” means this Share Exchange Agreement, and all of the schedules and other documents attached hereto, as it may from time to time be supplemented or amended;

(c)

“Applicable Laws” means, with respect to any Person, any domestic (whether federal,  state, territorial, provincial, municipal or local) or foreign statute, law, ordinance, rule, administrative interpretation, regulation, Order, writ, injunction, directive, judgment, decree or other requirement, all as in effect as of the Closing, of any Governmental Body  applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer’s, director’s, employee’s, consultant’s or agent’s activities on behalf of such Person or any of its Affiliates), including all Applicable Securities Laws;

(d)

“Applicable Securities Laws” means applicable securities laws in all jurisdictions relevant to the issuance of the Consideration Shares to the Shareholders pursuant to the terms of this Agreement, including: (a) the Securities Act; (b) the Exchange Act; (c) the BC Act or the equivalent legislation in each province and territory of Canada; (d) the rules, regulations, instruments and policies adopted by any securities commissions or other securities regulatory authorities of any of the provinces or territories of Canada; and (e) the federal and state securities legislation of the United States, as applicable;

(e)

“BC Act” means the Securities Act (British Columbia) and the regulations made under that enactment, as amended;

(f)

“BCI 51-509” means British Columbia Instrument 51-509 – Issuers Quoted in the U.S. Over-the-Counter Markets, as adopted by the British Columbia Securities Commission;

(g)

“BC Legend” means the restrictive legend specified in BCI 51-509;

(h)

“Bruk” means Mark Bruk;

(i)

“Business” means the business currently and heretofore carried on by the Purchaser, the Target or Thinkwill, as the case may be;

(j)

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Carson City, Nevada are authorized or required by law to close;

(k)

“Charter Documents” means the articles, notice of articles, by-laws, articles of incorporation, articles of association, memorandum of association or other constating documents of a party to this Agreement;

(l)

“Closing” means the closing of the Transaction pursuant to the terms of this Agreement on the Closing Date;

(m)

“Closing Date” means June 30, 2011, or such other date as may be mutually agreed to by the parties in writing;

(n)

“Consideration Shares” means the 35,000,000 Purchaser Shares to be issued to the Shareholders;

(o)

“Contracts” means all contracts, agreements, options, leases, licences, sales and purchase orders, commitments and other instruments of any kind, whether written or oral, to which the Target, Thinkwill or the Purchaser, as applicable, is a party on the Closing Date;

(p)

“Copyrights” has the meaning set forth in Section 3.22(a)(iii);

(q)

“Damages” means all demands, claims, actions, causes of action, assessments, Losses, damages, costs, expenses, Liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement (net of insurance proceeds actually received), including: (i) interest on cash disbursements in respect of any of the foregoing; and (ii) reasonable costs, fees and expenses of attorneys, accountants and other agents of, or other Persons retained by, a Person;

(r)

“Employee” means any current, former or retired employee, officer or director of the Target, Thinkwill or the Purchaser, as applicable;

(s)

“Employee Agreement” means each employment severance, consulting or similar agreement or Contract between the Target, Thinkwill or the Purchaser, as applicable, and any Employee;

(t)

“Employee Plan” means any plan, program, policy, practice, Contract, agreement or other arrangement providing for bonuses, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other Employee benefits of any kind, whether formal or informal, funded or unfunded, and whether or not legally binding, and pursuant to which the Target, Thinkwill or the Purchaser, as applicable, has or may have any Liability, contingent or otherwise,

(u)

“Encumbrance” means any Lien, claim, charge, pledge, hypothecation, security interest, mortgage, title retention agreement, option or encumbrance of any nature or kind whatsoever, other than: (i) statutory Liens for Taxes not yet due and payable; and (ii) such imperfections of title, easements and encumbrances, if any, that will not result in a Material Adverse Effect;

(v)

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(w)

“GAAP” means United States generally accepted accounting principles, applied on a consistent basis with prior years;

(x)

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body;

(y)

“Governmental Body” means any: (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, provincial, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (iv) multi-national organization or body; or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature;

(z)

“Indebtedness” means all obligations, contingent (to the extent required to be reflected in financial statements prepared in accordance with GAAP) and otherwise, which in accordance with GAAP should be classified on the obligor’s balance sheet as Liabilities, including without limitation, in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all Liabilities secured by any mortgage, pledge, security interest, Lien, charge or other Encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all agreements of guarantee, support, indemnification, assumption or endorsement and other contingent obligations, whether direct or indirect, in respect of Indebtedness or performance of others, including any obligation to supply funds to, or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise; (d) obligations to reimburse issuers of any letters of credit; and (e) capital leases;

(aa)

“Intellectual Property Assets” has the meaning set forth in Section 3.22(a);

(bb)

“International Jurisdiction” means a country other than Canada or the United States;

(cc)

“Legal Requirement” means any federal, state, provincial, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty;

(dd)

“Li” means Matt Li;

(ee)

“Liabilities” means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, determined, determinable or otherwise, whether or not the same is required to be accrued on the financial statements of such Person;

(ff)

“Lien” means, with respect to any asset, any mortgage, assignment, trust or deemed trust (whether contractual, statutory or otherwise arising), title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, Encumbrance or charge of any kind in respect of such asset;

(gg)

“Losses” means any and all demands, claims, actions or causes of action, assessments, losses, Damages, Liabilities, costs and expenses, including, without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive Damages suffered by the Purchaser, the Target, or the Shareholders, including Damages for lost profits or lost business opportunities;

(hh)

“Marks” has the meaning set forth in Section 3.22(a)(i);

(ii)

“Material Adverse Change” means, in respect of the Purchaser or the Target, any one or more changes, events or occurrences which may have a Material Adverse Effect, and “Material Adverse Effect” means, in respect of the Purchaser or the Target, any state of facts which, in any case, either individually or in the aggregate are, or would reasonably be expected to be, material and adverse to the Business, assets or financial condition of the Purchaser or the Target, as applicable, provided that a Material Adverse Change or Material Adverse Effect shall not include any change or effect (whether alone or in combination with any other effect), directly or indirectly, arising out of, relating to, resulting from or reasonably attributable to: (i) the announcement of this Agreement or the pending completion of the Transaction; (ii) changes in the economy generally; (ii) changes in the capital markets generally; (iii) changes in GAAP; or (iv) any matter that has been disclosed to the public or the other parties prior to the date of this Agreement;

(jj)

“Material Contracts” means those subsisting Contracts entered into by the Target, Thinkwill or the Purchaser, as applicable, by which the Target, Thinkwill or the Purchaser, as applicable, is bound or to which it or its respective assets are subject which have total payment obligations on the part of the Target, Thinkwill or Purchaser, as applicable, which exceed $5,000 or are for a term of or in excess of one (1) year;

(kk)

“Material Interest” has the meaning set forth in Section 1.1(bbb);

(ll)

“Non-U.S. Certificate” has the meaning set forth in Section 2.6;

(mm)

“Order” means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any Governmental Body or by any arbitrator;

(nn)

“Patents” has the meaning set forth in Section 3.22(a)(ii);

(oo)

“Person” includes an individual, corporation, body corporate, partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative thereof;

(pp)

“Proceeding” means any action, suit, litigation, arbitration, audit, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel;

(qq)

“Purchaser Accounting Date” means April 30, 2011;

(rr)

“Purchaser Disclosure Statement” means the disclosure statement of the Purchaser to be signed and dated by the Purchaser and delivered by the Purchaser to the Target at the Closing;

(ss)

“Purchaser Financial Statements” means the audited annual financial statements of the Purchaser for the period commencing on November 1, 2009 and ending on October 31, 2010 and the unaudited interim financial statements of the Purchaser for the period ending on the Purchaser Accounting Date, and comparative periods thereto, including an audited balance sheet of the Purchaser as of October 31, 2010 and the comparative period ended October 31, 2009, and an unaudited balance sheet of the Purchaser as of the Purchaser Accounting Date and the comparative period ended April 30, 2010, together with related statements of income, cash flows, and changes in shareholders’ equity for the fiscal years and interim periods then ended, all prepared in accordance with GAAP;

(tt)

“Purchaser Public Documents” has the meaning set forth in Section 5.7;

(uu)

“Purchaser Shares” means the common shares in the capital stock of the Purchaser;

(vv)

“Purchaser’s Solicitors” means the law firm of Clark Wilson LLP;

(ww)

“Registrable Securities” means: the Consideration Shares;

(xx)

“Registration Statement” means the registration statement on Form S-1 (or any other form as may be applicable) to be filed by the Purchaser with the SEC to register the Registrable Securities;

(yy)

“Regulation S” means Regulation S promulgated under the Securities Act;

(zz)

“Related Party” means, with respect to a particular individual:

(i)

each other member of such individual’s Family,

(ii)

any Person that is directly or indirectly controlled by such individual or one or more members of such individual’s Family,

(iii)

any Person in which such individual or members of such individual’s Family hold (individually or in the aggregate) a Material Interest, or

(iv)

any Person with respect to which such individual or one or more members of such individual’s Family serves as a director, officer, partner, executor or trustee (or in a similar capacity), and with respect to a specified Person other than an individual:

(i)

any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person,

(ii)

any Person that holds a Material Interest in such specified Person,

(iii)

each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity),

(iv)

any Person in which such specified Person holds a Material Interest,

(v)

any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity), and

(vi)

any Related Person of any individual described in clause (ii) or (iii).

For purposes of this definition, (a) the “Family” of an individual includes (i) the individual; (ii) the individual’s spouse; (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree; and (iv) any other natural person who resides with such individual, and (b) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least twenty percent (20%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least twenty percent (20%) of the outstanding equity securities or equity interests in a Person;

(aaa)

“SEC” means the United States Securities and Exchange Commission;

(bbb)

“Securities Act” means the United States Securities Act of 1933, as amended;

(ccc)

“Share Exchange” means the issuance by the Purchaser of Consideration Shares to the Shareholders in exchange for the acquisition by the Purchaser of the Shares held by the Shareholders pursuant to the terms of this Agreement;

(ddd)

“Shareholder” means a holder of Shares as of the date of this Agreement and as of the Closing Date;

(eee)

“Shares” means the 800 common shares in the capital of the Target held by the Shareholder;

(fff)

“Target Accounting Date” means March 31, 2011;

(ggg)

“Target Disclosure Statement” means the disclosure statement of the Target to be signed and dated by the Target and delivered by the Target to the Purchaser at the Closing;

(hhh)

“Target Financial Statements” means the consolidated audited financial statements for the Target (consolidated to include the financial statements of Thinkwill) for the fiscal year ended December 31, 2010, and the comparative period thereto, including a consolidated audited balance sheet of the Target as of December 31, 2010, and the comparative period ended December 31, 2009, together with related consolidated statements of income, cash flows, and changes in shareholders’ equity for the fiscal years then ended and the consolidated unaudited interim financial statements for the Target for the Target Accounting Date and the comparative period thereto, all prepared in accordance with GAAP and audited by an independent auditor registered with the Canadian Public Accounting Board and the United States Public Company Accounting Oversight Board;

(iii)

“Taxes” means all taxes, assessments, charges, dues, duties, rates, fees, imposts, levies and similar charges of any kind, lawfully levied, assessed or imposed by any Governmental Body, including all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes and charges, sales taxes, use taxes, ad valorem taxes, value added taxes, subsoil use or extraction taxes and ownership fees, transfer taxes (including, without limitation, taxes relating to the transfer of interests in real property or entities holding interests therein), franchise taxes, license taxes, withholding taxes, health taxes, payroll taxes, employment taxes, excise, severance, social security, workers’ compensation, employment insurance or compensation taxes, mandatory pension and other social fund taxes or premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services taxes, harmonized sales tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, and any instalments in respect thereof, together with any interest and any penalties or additional amounts imposed by any Governmental Body (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing and whether disputed or not;

(jjj)

“Tax Returns” means all returns, schedules, elections, declarations, reports, information returns and statements required to be filed with any taxing authority relating to Taxes;

(kkk)

“Trade Secrets” has the meaning set forth in Section 3.22(a)(iv);

(lll)

“Transaction” means the Share Exchange and all related transactions incidental to effecting the Transaction as contemplated by this Agreement;

(mmm)

“Transaction Documents” means this Agreement and any other documents contemplated by this Agreement to be signed by the Target, the Purchaser or the Shareholders, as applicable, that are necessary in order for the parties to perform their respective obligations hereunder and to consummate the Transaction;

(nnn)

“U.S. Person” has the meaning set out  in Regulation S, promulgated under the Securities Act; and

(ooo)

“VIE Agreements” means the agreements to be entered into among Thinkwill and each of its shareholders, which agreements will provide the Target with effective overall management control of Thinkwill.

1.2

Schedules

The following are the schedules to this Agreement:

Schedule A

—

List of Shareholders

Schedule B

—

Certificate of Non-U.S. Shareholder

1.3

Interpretation

For the purposes of this Agreement, except as otherwise expressly provided herein:

(a)

all references in this Agreement to a designated Article, Section, subsection, paragraph or other subdivision, or to a Schedule, is to the designated Article, section, subsection, paragraph or other subdivision of, or Schedule to, this Agreement unless otherwise specifically stated;

(b)

the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, clause, subclause or other subdivision or Schedule;

(c)

the singular of any term includes the plural and vice versa and the use of any term is equally applicable to any gender and where applicable to a body corporate;

(d)

the word “or” is not exclusive and the word “including” is not limiting (whether or not non-limiting language such as “without limitation” or “but not limited to” or other words of similar import are used with reference thereto);

(e)

all accounting terms not otherwise defined in this Agreement have the meanings assigned to them in accordance with GAAP, applied on a consistent basis with prior years;

(f)

except as otherwise provided, any reference to a statute includes and is a reference to such statute and to the regulations made pursuant thereto with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulations;

(g)

where the phrase “to the best of the knowledge of” or phrases of similar import are used in this Agreement, it will be a requirement that the Person in respect of whom the phrase is used will have made such due enquiries as are reasonably necessary to enable such Person to make the statement or disclosure;

(h)

the headings to the Articles and sections of this Agreement are inserted for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(i)

any reference to a corporate entity includes and is also a reference to any corporate entity that is a successor to such entity;

(j)

the parties acknowledge that this Agreement is the product of arm’s length negotiation between the parties, each having obtained its own independent legal advice, and that this Agreement will be construed neither strictly for nor strictly against any party irrespective of which party was responsible for drafting this Agreement;

(k)

the representations, warranties, covenants and agreements contained in this Agreement will not merge at the Closing and will continue in full force and effect from and after the Closing Date for the applicable period set out in this Agreement; and

(l)

unless otherwise specifically noted, all references to “$” or sums of money in this Agreement are expressed in United States dollars ($).  If it is necessary to convert money from another currency to United States dollars, such money will be converted using the exchange rates in effect at the date of payment.

ARTICLE 2
SHARE EXCHANGE

2.1

Share Exchange

Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase the Shares from the Shareholders and each of the Shareholders irrevocably agrees to sell, assign and transfer their respective Shares to the Purchaser, free and clear of all Encumbrances, on the terms and conditions herein set forth, in consideration for the issuance by the Purchaser to the Shareholders of 43,750 Consideration Shares for each Share tendered by the Shareholders.

2.2

Consideration

As consideration for the Shares to be acquired by the Purchaser pursuant to the Share Exchange, the Purchaser shall allot and issue the Consideration Sharesto the Shareholders in the amount set out opposite each Shareholder’s name in Schedule A to this Agreement, as fully paid and non-assessable.

2.3

Fractional Consideration Shares

Notwithstanding any other provision of this Agreement, no fractional Consideration Shares will be issued in connection with the Share Exchange.  In lieu of any such fractional Consideration Shares, any Shareholder entitled to receive a fractional amount of Consideration Shares will be entitled to have such fraction rounded up to the nearest whole number of applicable Consideration Shares and will receive from the Purchaser a certificate representing same.

2.4

Surrender of Share Certificates

Each of the Shareholders shall at the Closing surrender the certificate or certificates representing the Shares held by the Shareholders to the Purchaser duly endorsed for transfer to the Purchaser, and each of the Shareholders in return shall be entitled to receive a certificate representing his or her number of Consideration Shares.  Until such surrender and exchange, the share certificate or certificates representing Shares held by the Shareholders shall be evidence of their respective right to be registered as holders of Consideration Shares.

2.5

Resale Restrictions

The Shareholders agree to abide by all applicable resale restrictions and hold periods imposed by Applicable Securities Laws.

2.6

Exemptions

The Shareholders acknowledge that the Purchaser has advised each Shareholder that it is issuing the Consideration Shares to such Shareholder under exemptions from the prospectus and/or registration requirements of Applicable Securities Laws and, as a consequence, certain protections, rights and remedies provided by Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to such Shareholder.  To evidence each Shareholder’s eligibility for such exemptions, each Shareholder agrees to deliver a fully completed and executed Certificate of Non-U.S. Shareholder in the form attached hereto as Schedule B (the “Non-U.S. Certificate”) to the Purchaser, and agrees that the representations and warranties set out in the Non-U.S. Certificate as executed by such Shareholder will be true and complete on the Closing Date.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE TARGET AND THE SUBSIDIARIES

As of the Closing Date, and except as set forth in the Target Financial Statements or the Target Disclosure Statement, or as otherwise provided for in any certificate or other instrument delivered pursuant to this Agreement, the Target and Thinkwill, jointly and severally, make the following representations to the Purchaser and acknowledge and agree that the Purchaser is relying upon such representations and warranties, each of which is qualified in its entirety by the matters described in the Target Disclosure Statement, in connection with the execution, delivery and performance of this Agreement:

3.1

Organization and Good Standing

(a)

The Target is a company limited by shares duly organized, validly existing and in good standing under the laws of Hong Kong, with full corporate power, authority and capacity to conduct its Business as presently conducted, to own or use the properties and assets that it purports to own or use, and to perform all of its obligations under any applicable Contracts.  The Target is duly qualified to do business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which the failure to be so registered would be likely to result in a Material Adverse Effect on the Target.

(b)

Thinkwill is a corporation duly incorporated, organized and validly subsisting and in good standing under the laws of the People’s Republic of China, with full corporate power, authority and capacity to conduct its Business as presently conducted, to own or use the properties and assets that it purports to own or use, and to perform all of its obligations under any applicable Contracts.

3.2

Capitalization

(a)

The entire authorized and issued capital stock and other equity securities of the Target are as set out in the Target Disclosure Statement.  All of the issued and outstanding Shares and other securities of the Target are owned of record and beneficially by the Shareholders, free and clear of all Encumbrances.  All of the outstanding equity securities of the Target have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding equity securities or other securities of the Target, if any, were issued in violation of any Applicable Securities Laws or any other Legal Requirement. The Target does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

(b)

The Shareholders own and have good marketable title to the Shares, as the legal and beneficial owners thereof, free of all Encumbrances.

(c)

The entire authorized and issued capital stock and other equity securities of Thinkwill are as set out in the Target Disclosure Statement.  All of the issued and outstanding common shares and other securities of Thinkwill are owned as set out in the Target Disclosure Statement, free and clear of all Encumbrances.  All of the outstanding equity securities of Thinkwill have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding equity securities or other securities of Thinkwill, if any, were issued in violation of any Applicable Securities Laws or any other Legal Requirement. Thinkwill does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

3.3

Absence of Rights to Acquire Securities

Other than as set out in this Agreement or as set forth in the Target Disclosure Statement, no Person has any agreement, right or option, present or future, contingent, absolute or capable of becoming an agreement, right or option or which with the passage of time or the occurrence of any event could become an agreement, right or option:

(a)

to require the Target or Thinkwill to issue any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of the Target or Thinkwill;

(b)

for the issue or allotment of any unissued shares in the capital of the Target or Thinkwill; or

(c)

to require the Target or Thinkwill to purchase, redeem or otherwise acquire any of the issued and outstanding Shares or any of the issued and outstanding common shares or other securities of Thinkwill.

3.4

Authority

Each of the Target and Thinkwill has all requisite corporate power and authority to execute and deliver the Transaction Documents to be signed by the Target and Thinkwill, as applicable, and to perform its respective obligations hereunder and to consummate the Transaction.  The execution and delivery of each of the Transaction Documents by the Target and Thinkwill and the consummation of the Transaction have been duly authorized by the board of directors of the Target and Thinkwill.  No other corporate or shareholder proceedings on the part of the Target or Thinkwill is necessary to authorize such Transaction Documents or to consummate the Transaction.  This Agreement has been, and the other Transaction Documents when executed and delivered by the Target and Thinkwill as contemplated by this Agreement will be, duly executed and delivered by the Target and Thinkwill and this Agreement is, and the other Transaction Documents when executed and delivered by the Target and Thinkwill as contemplated hereby will be, valid and binding obligations of the Target and Thinkwill, enforceable in accordance with their respective terms except:

(a)

as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally;

(b)

as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

(c)

as limited by public policy.

3.5

No Conflict

Except as set out in the Target Disclosure Statement, neither the execution and delivery of this Agreement nor the consummation or performance of the Transaction will, directly or indirectly (with or without notice or lapse of time or both):

(a)

contravene, conflict with, or result in a violation of any provision of the Charter Documents of the Target or Thinkwill, or any resolution adopted by the board of directors of the Target or Thinkwill or any resolution adopted by the Shareholders;

(b)

contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge the Transaction or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Target or Thinkwill, or any of their respective assets, may be subject;

(c)

contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Target or Thinkwill or that otherwise relates to the Business of, or any of the assets owned or used by, the Target or Thinkwill;

(d)

cause the Purchaser, the Target or Thinkwill to become subject to, or to become liable for the payment of, any Tax;

(e)

cause any of the assets owned by the Target or Thinkwill to be reassessed or revalued by any taxing authority or other Governmental Body;

(f)

contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract;

(g)

result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Target or Thinkwill; or

(h)

require the Target or Thinkwill to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of the Transaction.

3.6

Financial Statements

(a)

The Target has, or will prior to Closing have, delivered the Target Financial Statements to the Purchaser.

(b)

The Target Financial Statements:

(i)

are in accordance with the books and records of the Target and Thinkwill;

(ii)

present fairly the consolidated financial condition of the Target and Thinkwill as of the respective dates indicated and the results of operations for such periods;

(iii)

have been prepared in accordance with GAAP and reflect the consistent application of GAAP throughout the periods involved; and

(iv)

have been audited by an independent auditor registered with the Canadian Public Accounting Board and the United States Public Company Accounting Oversight Board.

(c)

All material financial transactions of the Target and Thinkwill have been accurately recorded in the books and records of the Target and Thinkwill and such books and records fairly present the financial position and the affairs of the Target and Thinkwill.

(d)

Neither the Target or Thinkwill has any material Liabilities or obligations, net of cash, either direct or indirect, matured or unmatured, absolute, contingent or otherwise, that exceed $5,000, which:

(i)

are not set forth in the Target Financial Statements, the Target Disclosure Statement, or have not heretofore been paid or discharged;

(ii)

did not arise in the regular and ordinary course of business under any Contract specifically disclosed in the Target Disclosure Statement; or

(iii)

have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the Target Accounting Date.

(e)

Except to the extent reflected or reserved against in the Target Financial Statements or incurred subsequent to the Target Accounting Date in the ordinary and usual course of the business of the Target, neither the Target or Thinkwill has have any outstanding Indebtedness or any Liabilities or obligations (whether accrued, absolute, contingent or otherwise), and any Liabilities or obligations incurred in the ordinary and usual course of business since the Target Accounting Date have not had a Material Adverse Effect on the Target or Thinkwill.

(f)

Since the Target Accounting Date, there have not been:

(i)

any changes in the condition or operations of the Business, assets or financial affairs of the Target or Thinkwill which have caused, individually or in the aggregate, a Material Adverse Effect on the Target or Thinkwill; or

(ii)

any damage, destruction or loss, labour trouble or other event, development or condition, of any character (whether or not covered by insurance) which is not generally known or which has not been disclosed to the Purchaser, which has or may cause a Material Adverse Effect on the Target or Thinkwill.

(g)

Since the Target Accounting Date, and other than as contemplated by this Agreement or as disclosed in the Target Disclosure Statement, neither the Target or Thinkwill has:

(i)

transferred, assigned, sold or otherwise disposed of any of the assets shown or reflected in the Target Financial Statements or cancelled any debts or claims except in each case in the ordinary and usual course of business;

(ii)

incurred or assumed any obligation or Liability (fixed or contingent), except unsecured current obligations and Liabilities incurred in the ordinary and usual course of business;

(iii)

issued or sold any shares in its capital or any warrants, bonds, debentures or other securities or issued, granted or delivered any right, option or other commitment for the issue of any such or other securities;

(iv)

discharged or satisfied any Encumbrances, or paid any obligation or Liability (fixed or contingent), other than current Liabilities or the current portion of long term Liabilities disclosed in the Target Financial Statements or current Liabilities incurred since the date thereof in the ordinary and usual course of business;

(v)

declared, made, or committed itself to make any payment of any dividend or other distribution in respect of any of the Shares, or any of the securities of Thinkwill, as applicable, nor has it purchased, redeemed, subdivided, consolidated, or reclassified any of the Shares, or any of the securities of Thinkwill, as applicable;

(vi)

made any gift of money or of any assets to any Person;

(vii)

purchased or sold any assets except in the ordinary and usual course of business;

(viii)

amended or changed or taken any action to amend or change its Charter Documents;

(ix)

made payments of any kind to or on behalf of either a Shareholder or any Related Parties of a Shareholder, nor under any management agreement save and except Business related expenses and salaries in the ordinary and usual course of business and at the regular rates payable to them;

(x)

created, incurred, assumed or guaranteed any Indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of the Target or Thinkwill to any mortgage, Lien, pledge, security interest, Contract or other Encumbrance of any nature whatsoever;

(xi)

made or suffered any amendment or termination of any Material Contract, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(xii)

suffered any damage, destruction or loss, whether or not covered by insurance, that has had or may be reasonably expected to have a Material Adverse Effect on the Target or Thinkwill;

(xiii)

other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its Employees or directors or made any increase in, or any addition to, other benefits to which any of its Employees or directors may be entitled;

(xiv)

adopted, or increased the payments to or benefits under, any Employee Plan for or with any Employees of the Target or Thinkwill; or

(xv)

authorized or agreed or otherwise have become committed to do any of the foregoing.

(h)

Neither the Target or Thinkwill has any guarantees, indemnities or contingent or indirect obligations with respect to the Liabilities or obligations of any other Person including any obligation to service the debt of or otherwise acquire an obligation of another Person or to supply funds to, or otherwise maintain any working capital or other balance sheet condition of any other Person.

(i)

Neither the Target or Thinkwill is a party to, bound by or subject to any indenture, mortgage, lease, agreement, license, permit, authorization, certification, instrument, statute, regulation, Order, judgment, decree or law that would be violated or breached by, or under which default would occur or which could be terminated, cancelled or accelerated, in whole or in part, as a result of the execution and delivery of this Agreement or the consummation of the Transaction.

3.7

Subsidiaries

Thinkwill does not have any direct or indirect subsidiaries.

3.8

Books and Records

The books of account, minute books, stock record books, and other records of the Target and Thinkwill are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Target and Thinkwill contain accurate and complete records of all meetings held, and corporate action taken by, the respective shareholders, board of directors, and committees of the board of directors of the Target and Thinkwill, and no meeting of any such shareholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.  At the Closing, all of those books and records will be in the possession of the Target.

3.9

Title to Personal Property and Encumbrances

Each of the Target and Thinkwill possesses, and has good and marketable title to all personal property necessary for the continued operation of the Business as presently conducted and as represented to the Purchaser, including all assets reflected in the Target Financial Statements or acquired since the Target Accounting Date.  All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used.  All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by the Target or Thinkwill is owned by the Target or Thinkwill, as applicable, free and clear of all Encumbrances, except as disclosed in the Target Disclosure Statement.

3.10

Title to Real Property and Encumbrances

Each of the Target and Thinkwill possesses, and has good and marketable title to all real property and leaseholds or other such interests necessary for the continued operation of the Business as presently conducted and as represented to the Purchaser, including all assets reflected in the Target Financial Statements or acquired since the Accounting Date.  All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used.  All material real property and leaseholds are owned or leased by the Target or Thinkwill, as applicable, free and clear of all Encumbrances, except as disclosed in the Target Disclosure Statement.  Each of the Target and Thinkwill has delivered or made available, or will make available on request, to the Purchaser copies of the deeds and other instruments (as recorded) by which the Target or Thinkwill acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of the Target and Thinkwill and relating to such property or interests.

3.11

Accounts Receivable

All accounts receivable of the Target or Thinkwill that are reflected on the balance sheet included in the Target Financial Statements or on the accounting records of the Target or Thinkwill as of the Closing

Date (collectively, the “Accounts Receivable”) have been recorded by the Target and Thinkwill in accordance with its usual accounting practices consistent with prior periods and represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. To the best of the knowledge of each of the Target and Thinkwill, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the balance sheet included in the Target Financial Statements or on the accounting records of the Target or Thinkwill, as applicable.  The reserve taken for doubtful or bad debtor accounts is adequate based on the past experience of the Target and is consistent with the accounting procedures used in previous fiscal periods. There is nothing which would indicate that such reserves are not adequate or that a higher reserve should be taken.  There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable. The Target Disclosure Statement contains a complete and accurate list of all Accounts Receivable as of the date of the Financial Statements.

3.12

Material Contracts

Each of the Target and Thinkwill has made available all the present outstanding Material Contracts entered into by the Target or Thinkwill in the course of carrying on the Business.  Except as listed in the Target Disclosure Statement, neither the Target or Thinkwill is party to or bound by any other Material Contract, whether oral or written, and the Material Contracts are all valid and subsisting, in full force and effect and unamended, no material default or violation exists in respect thereof on the part of the Target or Thinkwill or, to the best of the knowledge of the Target or Thinkwill, on the part of any of the other parties thereto.  Neither the Target or Thinkwill is aware of any intention on the part of any of the other parties thereto to terminate or materially alter any such Material Contracts or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any such Material Contracts.  To the best knowledge of the Target and Thinkwill, the continuation, validity, and effectiveness of each Material Contract will in no way be affected by the consummation of the Transaction.  There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Material Contract.

3.13

Tax Matters

(a)

Except as set forth in the Target Disclosure Statement, each of the Target and Thinkwill has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to all applicable statutes and other Legal Requirements.  Each of the Target and Thinkwill has made available to the Purchaser copies of all such Tax Returns filed by the Target and Thinkwill.  Except as set forth in the Target Disclosure Statement, neither the Target or Thinkwill has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment by the Target or Thinkwill or for which the Target or Thinkwill may be liable.

(b)

Except as set forth in the Target Disclosure Statement, all Taxes that the Target or Thinkwill is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

(c)

Each of the Target and Thinkwill has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof and has established an adequate reserve therefore in the Target Financial Statements for those Taxes not yet due and payable, except for (i) any Taxes the non-payment of which will not have a Material Adverse Effect on the Target or Thinkwill, and (ii) such Taxes, if any, as are listed in the Target Disclosure Statement and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Target Financial Statements.

(d)

Neither the Target or Thinkwill is presently under, nor has received notice of, any contemplated investigation or audit by any regulatory or government agency or body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof.

(e)

The Target Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to the Target and Thinkwill.

3.14

VIE Agreements

The VIE Agreements effectively gives the Target the overall management control of Thinkwill and the VIE Agreements have been duly executed and delivered by Thinkwill and constitute legal, valid and binding obligations of the parties thereto, enforceable against the parties in accordance with their respective terms.

3.15

Employee Benefit Plans and Compensation; Employment Matters.

(a)

Each of the Target and Thinkwill has made available to Purchaser:

(i)

correct and complete copies of all documents embodying each Employee Plan and each Employee Agreement including all amendments thereto and copies of all forms of agreement and enrollment used in connection therewith;

(ii)

the most recent annual actuarial valuations, if any, prepared for each Employee Plan;

(iii)

if the Employee Plan is funded, the most recent annual and periodic accounting of the Employee Plan assets; and

(iv)

all communications material to any Employee or Employees relating to the Employee Plan and any proposed Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Target or Thinkwill.

(b)

Each of the Target and Thinkwill has performed, in all material respects, all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by another party to any Employee Plan, and all Employee Plans have been established and maintained in all material respects in accordance with their respective terms and in substantial compliance with all Applicable Laws.  There are no actions, suits or claims pending, or, to the knowledge of the Target or Thinkwill, threatened or anticipated (other than routine claims for benefits), against any Employee Plan or against the assets of any Employee Plan.  The Employee Plans can be amended, terminated or otherwise discontinued after the Closing in accordance with their terms, without liability to the Target or Thinkwill, the Purchaser or any Affiliate thereof (other than ordinary administration expenses typically incurred in a termination event).  There are no audits, inquiries or proceedings pending or, to the knowledge of the Target or Thinkwill threatened, by any Governmental Body.

(c)

Except as set forth in the Target Disclosure Statement, the execution of this Agreement and the consummation of the Transaction will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under an Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

(d)

Each of the Target and Thinkwill:

(i)

is in compliance in all material respects with all Applicable Laws respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees;

(ii)

has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees;

(iii)

is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing;

(iv)

is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees (other than routine payments to be made in the normal course of business and consistent with past practice);

(v)

has provided the Employees with all wages, benefits, stock options, bonuses, incentives and all other compensation that became due and payable through the date of the Agreement; and

(vi)

represents that in the last three (3) years, no citation has been issued by any federal, state or provincial occupational safety and health board or agency against them and no notice of contest, claim, complaint, charge, investigation or other administrative enforcement proceeding involving them has been filed or is pending or, to their knowledge, threatened, against them under any federal, state or provincial occupational safety and health board or any other Applicable Law relating to occupational safety and health.

(e)

No work stoppage, labour strike or other “concerted action” involving Employees against the Target or Thinkwill is pending or, to the knowledge of the Target or Thinkwill, threatened.  Neither the Target or Thinkwill is involved in nor, to the knowledge of the Target or Thinkwill, threatened with, any labour dispute, grievance, or litigation relating to labour, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labour practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect on the Target or Thinkwill.  Neither the Target or Thinkwill is presently, nor has been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to any Employees and no collective bargaining agreement is being negotiated.  There are no activities or proceedings of a labour union to organize any of the Employees.

(f)

Except as set forth in the Target Disclosure Statement and except for claims by Employees under any applicable workers’ compensation or similar legislation which, if adversely determined, would not, either individually or in the aggregate, have a Material Adverse Effect on the Target or Thinkwill, there are no complaints, claims or charges pending or outstanding or, to the best of the knowledge of the Target or Thinkwill, anticipated, nor are there any orders, decisions, directions or convictions currently registered or outstanding by any tribunal or agency against or in respect of the Target or Thinkwill under or in respect of any employment legislation.  The Target Disclosure Statement lists all Employees in respect of whom the Target and Thinkwill have been advised by any workers compensation or similar authority that such Employees are in receipt of benefits under workers’ compensation or similar legislation. There are no appeals pending before any workers compensation or similar authority involving the Target or Thinkwill and all levies, assessments and penalties made against the Target or Thinkwill pursuant to workers’ compensation or similar legislation have been paid.  Neither the Target or Thinkwill is aware of any audit currently being performed by any workers compensation or similar authority, and all payments required to be made in respect of termination or severance pay under any employment standards or similar legislation in respect of former employees or employees listed on the Target Disclosure Statement have been made.

3.16

Consents

Except as set forth in the Target Disclosure Statement, no authorization, approval, Order, license, permit or consent of any Governmental Body, and no registration, declaration or filing by the Target or Thinkwill with any such Governmental Body, is required in order for the Target or Thinkwill to:

(a)

consummate the Transaction;

(b)

execute and deliver all of the documents and instruments to be delivered by the Shareholders under this Agreement;

(c)

duly perform and observe the terms and provisions of this Agreement; or

(d)

render this Agreement legal, valid, binding and enforceable.

3.17

Business of the Target and Thinkwill

Other than as disclosed to the Purchaser and as set out in this Agreement, each of the Target and Thinkwill has conducted and is conducting its business, in all material respects, in full compliance with all Applicable Laws of each jurisdiction in which its Business is carried on, and holds all necessary licenses, permits, approvals, consents, certificates, registrations and authorizations, whether governmental, regulatory or otherwise, to enable its Business to be carried on as it is currently conducted and its property and assets to be owned, leased and operated, and the same are validly existing and in good standing and none of such licenses, permits, approvals, consents, certificates, registrations and authorizations contain any burdensome term, provision, condition or limitation, save and except in any case which would not result in a Material Adverse Change.

3.18

Compliance with Legal Requirements

Except as set forth in the Target Disclosure Statement:

(a)

each of the Target and Thinkwill is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization required for the operation of the Business;

(b)

no event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization required for the operation of the Business or may result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization required for the operation of the Business;

(c)

neither the Target or Thinkwill has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

(d)

all applications required to have been filed for the renewal of the Governmental Authorizations required for the operation of the Business have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

3.19

Legal Proceedings

(a)

Except as set forth in the Target Disclosure Statement, there is no pending Proceeding:

(i)

that has been commenced by or against the Target or Thinkwill or that otherwise relates to or may affect the Business, or any of the assets owned or used by, the Target or Thinkwill; or

(ii)

that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Transaction.

(b)

Except as set forth in the Target Disclosure Statement, to the knowledge of the Target or Thinkwill, no Proceeding has been threatened, and  no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

(c)

Except as set forth in the Target Disclosure Statement:

(i)

there is no Order to which the Target or Thinkwill, the Business or any of the assets owned or used by the Target or Thinkwill is subject; and

(ii)

no officer, director, agent, or Employee of the Target or Thinkwill is subject to any Order that prohibits such officer, director, agent, or Employee from engaging in or continuing any conduct, activity, or practice relating to their respective Business.

3.20

Indebtedness to Target or Thinkwill

Except for: (i) the payment of salaries and reimbursement for out-of-pocket expenses in the ordinary and usual course; or (ii) amounts disclosed in the Target Disclosure Statement or the Target Financial Statements, neither the Target or Thinkwill has any Indebtedness to the Shareholders, any Related Party of a Shareholder or any directors, officers or Employees of the Target or Thinkwill, on any account whatsoever.

3.21

Undisclosed Information

(a)

Neither the Target or Thinkwill has any specific information relating to the Target or Thinkwill which is not generally known or which has not been disclosed to the Purchaser and which could reasonably be expected to have a Material Adverse Effect on the Target or Thinkwill.

(b)

No representation or warranty of the Target or Thinkwill in this Agreement and no statement in the Target Disclosure Statement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

3.22

Intellectual Property

(a)

The Target Disclosure Statement sets out all Intellectual Property Assets (as defined herein) owned or held by the Target and Thinkwill and the Target or Thinkwill, as applicable, owns or holds an interest in all intellectual property assets necessary for the operation of its Business as it is currently conducted (collectively, the “Intellectual Property Assets”), including:

(i)

all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the “Marks”);

(ii)

all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”);

(iii)

all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and

(iv)

all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by the Target or Thinkwill as licensee or licensor (collectively, the “Trade Secrets”).

(b)

Neither the Target or Thinkwill has transferred, assigned or encumbered the Intellectual Property Assets or its interests therein in any way.

(c)

The conduct of the Business does not infringe the intellectual property or contractual rights or obligations of any Person and is in accordance with any and all agreements pursuant to which the Target has the right to use or license any third-party intellectual property. No Person has instituted or threatened any proceeding or action against the Target or Thinkwill alleging any infringement by the Target or Thinkwill of the intellectual property of such Person.

(d)

There are no third parties challenging, infringing or otherwise violating the rights of the Target or Thinkwill in their respective Intellectual Property Assets.

(e)

Each of the Target and Thinkwill has used their Intellectual Property Assets in such a manner as to preserve their rights therein, including the use of proper notices indicating ownership of their Intellectual Property Assets to the extent necessary for the protection of all rights therein and the prevention of any disclosure to the public of any confidential information related to their Intellectual Property Assets.

(f)

Each Employee has entered into a valid and subsisting employment contract that obliges the Employee to maintain the confidential information related to the Intellectual Property Assets during and following employment and to assign all right, title and interest in the Intellectual Property Assets to the Target or Thinkwill, as applicable, and to waive any and all moral rights that such Employees may have therein.

3.23

Other Representations

All statements contained in any certificate or other instrument delivered by or on behalf of the Target or Thinkwill pursuant to this Agreement or in connection with the Transaction will be deemed to be representations and warranties of the Target or Thinkwill hereunder.

3.24

Survival

Notwithstanding the Closing and the issuance of the Consideration Shares or the waiver of any condition in this Agreement by the Purchaser, the representations, warranties, covenants and agreements of the Target or Thinkwill hereunder will (except where otherwise specifically provided for in this Agreement) survive the Closing and will continue in full force and effect for one (1) year after the Closing Date.

3.25

Reliance

Each of the Target and Thinkwill acknowledges and agrees that the Purchaser has entered into this Agreement relying on the warranties and representations and other terms and conditions contained in this Agreement, notwithstanding any independent searches or investigations that have been or may be undertaken by or on behalf of the Purchaser, and that no information which is now known or should be known or which may hereafter become known by the Purchaser or its officers, directors or professional advisers, on the Closing Date, will limit or extinguish the Purchaser’s right to indemnification hereunder.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each of the Shareholders hereby severally (and not jointly or jointly and severally) acknowledges, represents and warrants to the Purchaser, and acknowledges that the Purchaser is relying upon such acknowledgements, representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of the Purchaser, that:

4.1

Capacity

Each Shareholder has the capacity to own the Shares owned by it, to enter into this Agreement and to perform its obligations under this Agreement.

4.2

Ownership

Each Shareholder is the registered and beneficial owner of the Shares set out beside its name in Schedule A to this Agreement, free and clear of any Liens or Encumbrances. Upon the Closing, except for the rights of the Purchaser pursuant to this Agreement with respect to the Shares, there will be no outstanding options, calls or rights of any kind binding on any Shareholder relating to or providing for the purchase, delivery or transfer of any of its Shares, and no Shareholder has any interest, legal or beneficial, direct or indirect, in any other shares of, or the assets or Business of, the Target.

4.3

Execution and Delivery

Each Shareholder has all requisite power and authority to execute and deliver the Transaction Documents and to perform its respective obligations hereunder and to consummate the Transaction.   No other corporate or shareholder proceedings on the part of a Shareholder is necessary to authorize such documents or to consummate the Transaction.  This Agreement has been, and the other Transaction Documents when executed and delivered by the Shareholders as contemplated by this Agreement will be, duly executed and delivered by the Shareholders and this Agreement is, and the other Transaction Documents when executed and delivered by the Shareholders as contemplated hereby will be, valid and binding obligations of the Shareholders, enforceable in accordance with their respective terms except:

(a)

as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally;

(b)

as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

(c)

as limited by public policy.

4.4

No Violation

The execution and delivery of this Agreement, the transfer of the Shares owned by him and the performance, observance or compliance with the terms of this Agreement by such Shareholder will not violate, constitute a default under, conflict with, or give rise to any requirement for a waiver or consent under:

(a)

any provision of any agreement, instrument or other obligation to which such Shareholder is a party or by which such Shareholder is bound; or

(b)

any Applicable Laws.

4.5

Waiver

Except as provided for in this Agreement, after the Closing Date each Shareholder is agreeing to waive all rights held by such Shareholder in connection with the Shares under prior agreements, including shareholder agreements, pertaining to the Shares held by such Shareholder and the Shareholder will remise, release and forever discharge the Purchaser and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations to the Shareholder under any such prior agreements.

4.6

Survival

Notwithstanding the Closing and the issuance of the Consideration Shares or the waiver of any condition by the Purchaser, the representations, warranties, covenants and agreements of the Shareholders hereunder will (except where otherwise specifically provided in this Agreement) survive the Closing and will continue in full force and effect indefinitely.

4.7

Reliance

Each Shareholder acknowledges and agrees that the Purchaser has entered into this Agreement relying on the warranties and representations and other terms and conditions contained in this Agreement,

notwithstanding any independent searches or investigations that have been or may be undertaken by or on behalf of the Purchaser, and that no information which is now known or should be known or which may hereafter become known by the Purchaser or its officers, directors or professional advisers, on the Closing Date, will limit or extinguish the Purchaser’s right to indemnification hereunder.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

As of the Closing Date and except as set forth in the Purchaser Disclosure Statement or as otherwise provided for in any certificate or other instrument delivered pursuant to this Agreement, the Purchaser makes the following representations to the Target, and the Purchaser acknowledges that the Target is relying upon such representations and warranties, each of which is qualified in its entirety by the matters described in the Purchaser Disclosure Statement, in connection with the execution, delivery and performance of this Agreement:

5.1

Organization and Good Standing

The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power, authority and capacity to conduct its business as presently conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under any applicable contracts.  The Purchaser is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

5.2

Capitalization

(a)

The entire authorized capital stock of the Purchaser consists of 65,000,000 Purchaser Shares, par value $0.001, of which 62,000,000 Purchaser Shares are currently issued and outstanding, and 1,000,000 preferred shares, par value $0.01, of which no preferred shares are currently issued and outstanding.

(b)

Except as set out in this Agreement and the Purchaser Disclosure Statement, there are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating the Purchaser to issue any additional Purchaser Shares, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from the Purchaser any Purchaser Shares.  There are no agreements purporting to restrict the transfer of any of the issued and outstanding Purchaser Shares, and no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of any of the Purchaser Shares to which the Purchaser is a party or of which the Purchaser is aware.

5.3

Authority

The Purchaser has all requisite corporate power and authority to execute and deliver the Transaction Documents to be signed by the Purchaser and to perform its obligations hereunder and to consummate the Transaction.  The execution and delivery of each of the Transaction Documents by the Purchaser and the consummation of the Transaction have been duly authorized by the Purchaser Board.  Other than as set out in this Agreement, no other corporate or shareholder proceedings on the part of the Purchaser are necessary to authorize such Transaction Documents or to consummate the Transaction.  This Agreement has been, and the other Transaction Documents when executed and delivered by the Purchaser as contemplated by this Agreement will be, duly executed and delivered by the Purchaser and this Agreement is, and the other Transaction Documents when executed and delivered by the Purchaser as contemplated hereby will be, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms except:

(a)

as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)

as limited by laws relating to the availability of specific performance, injunctive relief of other equitable remedies; and

(c)

as limited by public policy.

5.4

Validity of Consideration Shares Issuable upon the Closing

The Consideration Shares to be issued to the Shareholders at Closing will, upon issuance, have been duly and validly authorized and, the Consideration Shares when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

5.5

Non-Contravention

Except as set out in the Purchaser Disclosure Statement, neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will, directly or indirectly (with or without notice or lapse of time or both):

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any Lien, security interest, charge or Encumbrance upon any of the material properties or assets of the Purchaser under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, Order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or its material property or assets;

(b)

contravene, conflict with, or result in a violation of, any provision of the Charter Documents of the Purchaser, any resolution adopted by the Purchaser Board or the shareholders of the Purchaser, or any Applicable Laws;

(c)

contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Material Contract; or

(d)

violate any Order, writ, injunction, decree, statute, rule, or regulation of any court or Governmental Body applicable to the Purchaser or any of its material property or assets.

5.6

Corporate Records of the Purchaser

The corporate records of the Purchaser, as required to be maintained by it pursuant to the laws of the State of Nevada, are accurate, complete and current in all material respects, and the minute books of the Purchaser are, in all material respects, correct and contain all material records required by the laws of the

State of Nevada in regards to all proceedings, consents, actions and meetings of the Purchaser Board and the shareholders of the Purchaser.

5.7

Purchaser Public Documents

The Purchaser has furnished or made available to the Shareholders a true and complete copy of each report, schedule and registration statement filed by the Purchaser pursuant to Applicable Securities Laws (collectively, and as such documents have since the time of their filing been amended, the “Purchaser Public Documents”). As of their respective dates, the Purchaser Public Documents complied in all material respects with the requirements of Applicable Securities Laws applicable to such Purchaser Public Documents. The Purchaser Public Documents constitute all of the documents and reports that the Purchaser was required to file pursuant to Applicable Securities Laws.  No Governmental Authority has initiated any inquiry, investigation or Proceeding in respect of the Purchaser and the Purchaser is not aware of any event and does not have any information which would result in a Governmental Body initiating an inquiry, investigation or Proceeding or otherwise affect the registration of the Purchaser Shares.

5.8

Actions and Proceedings

Except as disclosed in the Purchaser Public Documents, to the best knowledge of the Purchaser, there is no basis for and there is no claim, charge, arbitration, grievance, action, suit, judgment, demand, investigation or Proceeding by or before any Governmental Body or arbiter now outstanding or pending or, to the best knowledge of the Purchaser, threatened against or affecting the Purchaser which involves any of the Business, property or assets of the Purchaser that, if adversely resolved or determined, would have a Material Adverse Effect on the Purchaser.  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have a Material Adverse Effect on the Purchaser.

5.9

Compliance

(a)

To the best knowledge of the Purchaser, the Purchaser is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any Applicable Laws related to the business or operations of the Purchaser.

(b)

To the best knowledge of the Purchaser, the Purchaser is not subject to any judgment, Order or decree entered in any lawsuit or Proceeding applicable to its Business and operations that would have a Material Adverse Effect on the Purchaser.

(c)

The Purchaser has duly filed all reports and returns required to be filed by it with any Governmental Body and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement.  All of such permits and consents are in full force and effect, and no Proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of the Purchaser, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction.

5.10

Filings, Consents and Approvals

No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or Governmental Body or any other Person is necessary for the consummation by the Purchaser of the

Transaction or to continue to conduct its Business after the Closing in a manner which is consistent with that in which it is presently conducted.

5.11

Financial Representations

Included with the Purchaser Public Documents are true, correct, and complete copies of the Purchaser Financial Statements.  The Purchaser Financial Statements:

(a)

are in accordance with the books and records of the Purchaser;

(b)

present fairly the financial condition of the Purchaser as of the respective dates indicated and its results of operations for such periods; and

(c)

have been prepared in accordance with GAAP.

The Purchaser has not received any advice or notification from its independent certified public accountants that the Purchaser has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Purchaser Financial Statements or the books and records of the Purchaser, any properties, assets, Liabilities, revenues, or expenses.  The books, records and accounts of the Purchaser accurately and fairly reflect, in reasonable detail, the assets and Liabilities of the Purchaser.  The Purchaser has not engaged in any transaction, maintained any bank account, or used any funds of the Purchaser, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Purchaser.

5.12

Absence of Undisclosed Liabilities

The Purchaser has no material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, other than: (i) payments contemplated by this Agreement to be made by the Purchaser at Closing; and (ii) reasonable accounting and legal fees of the Purchaser incurred in connection with the Transaction.

5.13

Tax Matters

(a)

As of the date hereof:

(i)

the Purchaser has timely filed all Tax Returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to it, and

(ii)

all such Tax Returns are true and correct in all material respects.

(b)

The Purchaser has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Material Adverse Effect on the Purchaser.

(c)

The Purchaser is not presently under and has not received notice of, any contemplated investigation or audit by any Governmental Body concerning any fiscal year or period ended prior to the date hereof.

(d)

All Taxes required to be withheld on or prior to the date hereof from Employees for Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate Governmental Body.

(e)

To the best knowledge of the Purchaser, the Purchaser Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to the Purchaser for the accounting period ended on the Purchaser Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Purchaser Accounting Date or for which the Purchaser is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Purchaser Financial Statements.

5.14

Absence of Changes

Since the Purchaser Accounting Date, except as disclosed in the Purchaser Public Documents and except as contemplated in this Agreement, the Purchaser has not:

(a)

incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any Lien or Encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any Material Adverse Effect to it or any of its assets or properties;

(b)

sold, encumbered, assigned or transferred any material fixed assets or properties;

(c)

created, incurred, assumed or guaranteed any Indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of the Purchaser to any mortgage, Lien, pledge, security interest, conditional sales contract or other Encumbrance of any nature whatsoever;

(d)

made or suffered any amendment or termination of any Material Contract to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)

declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of the Purchaser Shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of the Purchaser Shares;

(f)

suffered any damage, destruction or loss, whether or not covered by insurance, that has had a Material Adverse Effect on its Business, operations, assets, properties or prospects;

(g)

suffered any material adverse change in its Business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)

received notice or had knowledge of any actual or threatened labour trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have a Material Adverse Effect on its Business, operations, assets, properties or prospects;

(i)

made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000;

(j)

other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its Employees or directors or made any increase in, or any addition to, other benefits to which any of its Employees or directors may be entitled;

(k)

entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)

agreed, whether in writing or orally, to do any of the foregoing.

5.15

Absence of Certain Changes or Events

Since the Purchaser Accounting Date, except as and to the extent disclosed in the Purchaser Public Documents, there has not been:

(a)

a Material Adverse Effect with respect to the Purchaser; or

(b)

any material change by the Purchaser in its accounting methods, principles or practices.

5.16

Personal Property

There are no material equipment, furniture, fixtures or other tangible personal property and assets owned or leased by the Purchaser, except as disclosed in the Purchaser Public Documents.  The Purchaser possesses, and has good and marketable title to all property necessary for the continued operation of the business of the Purchaser as presently conducted and as represented to the Shareholders.  All such property is used in the Business of the Purchaser.  All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used.  All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by the Purchaser are owned or leased by the Purchaser free and clear of all Liens, security interests, charges, Encumbrances and other adverse claims, except as previously disclosed to the Target.

5.17

Subsidiaries

Other than as set out in the Purchaser Disclosure Statement, the Purchaser has no subsidiaries.

5.18

Material Contracts and Transactions

Other than as expressly contemplated by this Agreement, there are no Material Contracts to which the Purchaser is a party, except as previously disclosed to the Target or as disclosed in the Purchaser Public Documents.  The Purchaser has made available to the Target a copy of each Material Contract.  Each Material Contract of the Purchaser is in full force and effect, and there exists no material breach or violation of or default by the Purchaser under any Material Contract of the Purchaser, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Material Contract by the Purchaser.  To the best knowledge of the Purchaser, the continuation, validity and effectiveness of each Material Contract of the Purchaser will in no way be affected by the consummation of the Transaction.  There exists no actual or threatened termination, cancellation or limitation of, or any amendment, modification or change to, any Material Contract of the Purchaser.

5.19

Certain Transactions

Except as previously disclosed to the Target or as disclosed in the Purchaser Public Documents, the Purchaser is not a guarantor or indemnitor of any Indebtedness of any Person.

5.20

Internal Accounting Controls

The Purchaser maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

5.21

Listing and Maintenance Requirements

The Purchaser’s Shares are currently quoted on the OTC Bulletin Board and the Purchaser has not, in the 12 months preceding the date hereof, received any notice from the OTC Bulletin Board or FINRA or any trading market on which the Purchaser Shares are or have been listed or quoted, to the effect that the Purchaser is not in compliance with the quoting, listing or maintenance requirements of the OTC Bulletin Board or such other trading market. No Governmental Body has issued any Order preventing or suspending the trading of the Purchaser Shares or prohibiting the issuance of the Consideration Shares to be delivered hereunder, and, to the Purchaser’s knowledge, no Proceedings for such purpose are pending or threatened.

5.22

No SEC or FINRA Inquiries

Neither the Purchaser nor any of its past or present officers or directors is the subject of any formal or informal inquiry or investigation by the SEC or FINRA.  The Purchaser currently does not have any outstanding comment letters or other correspondences from the SEC or FINRA.  The Purchaser does not reasonably know of any event or have any information which would result in the SEC or FINRA initiating an inquiry, investigation or Proceeding or otherwise affect the Purchaser.

5.23

No Agents

The Purchaser warrants that no broker, agent or other intermediary has been engaged by the Purchaser in connection with the Transaction and, consequently, no commission is payable or due to a third party from the Purchaser.

5.24

Undisclosed Information

(a)

The Purchaser does not have any specific information relating to the Purchaser which is not generally known or which has not been disclosed to the Target and which could reasonably be expected to have a Material Adverse Effect on the Purchaser.

(b)

To the Purchaser’s knowledge, no representation or warranty of the Purchaser in this Agreement and no statement in the Purchaser Disclosure Statement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

5.25

Other Representations

All statements contained in any certificate or other instrument delivered by or on behalf of the Purchaser pursuant hereto or in connection with the Transaction will be deemed to be representations and warranties by the Purchaser hereunder.

5.26

Survival

Notwithstanding the Closing and the issuance of the Consideration Shares or the waiver of any condition in this Agreement by the Target or the Shareholders, as applicable, the representations, warranties, covenants and agreements of the Purchaser hereunder will (except where otherwise specifically provided for in this Agreement) survive the Closing and will continue in full force and effect for one (1) year after the Closing Date.

5.27

Reliance

The Purchaser acknowledges and agrees that the Target and the Shareholders have entered into this Agreement relying on the warranties and representations and other terms and conditions contained in this Agreement, notwithstanding any independent searches or investigations that  have been or may be undertaken by or on behalf of the Target or the Shareholders, and that no information which is now known or should be known or which may hereafter become known by the Target or the Shareholders or their respective professional advisers, on the Closing Date, will limit or extinguish the right to indemnification hereunder.

ARTICLE 6
CLOSING

6.1

Closing Date and Location

The Transaction will be completed at 10:00 a.m. (Pacific time) on the Closing Date, at the offices of the Purchaser’s Solicitors, or at such other location and time as is mutually agreed to by the Purchaser and the Target.  Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for the Purchaser and the Target, provided such undertakings are satisfactory to each party’s respective legal counsel.

6.2

Target and Shareholders Closing Documents

On the Closing Date, the Target and the Shareholders will deliver, or cause to be delivered, to the Purchaser the documents set forth in Section 7.1 and such other documents as the Purchaser may reasonably require to effect the Transaction.

6.3

Purchaser Closing Documents

On the Closing Date, the Purchaser will deliver, or cause to be delivered, to the Target and the Shareholders the documents set forth in Section 8.1 and such other documents as the Target may reasonably require to effect the Transaction.

ARTICLE 7
PURCHASER’S CONDITIONS PRECEDENT

7.1

Purchaser’s Conditions

The obligation of the Purchaser to complete the Transaction will be subject to the satisfaction of, or compliance with, at or before the Closing Date, the conditions precedent set forth below.  The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of the Purchaser  and may be waived by the Purchaser in its discretion:

(a)

the Purchaser will have reviewed and approved of all materials in the possession and control of the Target, Thinkwill and the Shareholders which are germane to the Purchaser’s decision to proceed with the Transaction;

(b)

the Purchaser and its solicitors will be reasonably satisfied that the due diligence, analysis and other customary examinations that they have performed regarding the financial position and the business of the Target and Thinkwill are consistent, in all material respects, with the representations and warranties of the Target, Thinkwill and the Shareholders set forth in this Agreement;

(c)

the Purchaser and its accountants shall have received, and had a reasonable opportunity to review, a copy of the Target Financial Statements from the Target and will be reasonably satisfied with the content of the Target Financial Statements;

(d)

the Target will have provided the Purchaser with a legal opinion of the Target’s counsel with respect to the Target (and its subsidiaries) and Thinkwill, in a form reasonably satisfactory to the Purchaser’s Solicitors;

(e)

all required approvals, consents, authorizations and waivers relating to the consummation of the Transaction by the Purchaser, including antitrust clearance to the extent applicable, will have been obtained;

(f)

the Target and Thinkwill will have obtained the consent of any parties from whom consent to the Transaction is required;

(g)

the Target, Thinkwill and the Shareholders will have performed and complied with all obligations, covenants and agreements of the Target, Thinkwill and the Shareholders set out in this Agreement and the representations and warranties of the Target, Thinkwill and each of the Shareholders set forth in this Agreement will be true, correct and complete in all material respects as of the Closing Date and with the same effect as if made at and as of the Closing Date and the Purchaser will have received:

(i)

from the Target, a certificate executed by an officer of the Target certifying that all obligations, covenants and agreements of the Target contained in this Agreement have been performed and complied with and that the representations and warranties of  the Target set forth in this Agreement are true and correct in all material respects as at the Closing Date;

(ii)

from each Shareholder, a completed and executed Non-US Certificate;

(h)

Thinkwill will have generated revenues of more than $5,000,000 for the year ended December 31, 2010, as determined in accordance with GAAP and as confirmed by the auditors of the Target to the satisfaction of the Purchaser;

(i)

the Purchaser and its lawyers shall have received, and had a reasonable opportunity to review, copies of the VIE Agreements from the Target, and will be reasonably satisfied with the content of the VIE Agreements;

(j)

neither the Target or Thinkwill will have any outstanding Liabilities at Closing;

(k)

no Material Adverse Change will have occurred with respect to the Business of the Target or Thinkwill or the Shares;

(l)

this Agreement, the Transaction Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to the Purchaser, will have been executed and delivered to the Purchaser;

(m)

no claim will have been asserted or made that any Person (other than the Purchaser or the Shareholders) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any of the Shares, or any other voting, equity, or ownership interest in, the Target or Thinkwill, or (other than the Shareholders) is entitled to all or any portion of the Consideration Shares;

(n)

no Order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any Governmental Body which prohibits, restrains, enjoins or restricts the consummation of the Transaction, provided, however, that the parties to this Agreement shall use their reasonable best efforts to cause any such Order to be vacated or lifted;

(o)

approval of the Purchaser Board and the board of directors of the Target and Thinkwill will have been obtained; and

(p)

the Purchaser will have received from the Target, the following closing documentation:

(i)

a certified copy of resolutions of the directors of the Target authorizing the transfer of the Shares from the Shareholders to the Purchaser, the registration of the Shares from the Shareholders into the name of the Purchaser and the issue of share certificates representing the Shares from the Shareholders registered in the name of the Purchaser;

(ii)

a certified copy of resolutions of the directors of Thinkwill authorizing the completion of the Transaction;

(iii)

a certified copy of the central securities register of the Target showing the Purchaser as the registered owner of the Shares from the Shareholders;

(iv)

all such instruments of transfer, duly executed, which in the opinion of the Purchaser acting reasonably are necessary to effect and evidence the transfer of the Shares from the Shareholders to the Purchaser free and clear of all Encumbrances; and

(v)

the corporate minute books and all other books and records of the Target and Thinkwill.

7.2

Waiver/Survival

The conditions set forth in this Article 7 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part on or before the Closing Date. Notwithstanding any such waiver, the completion of the Transaction will not prejudice or affect in any way the rights of the Purchaser in respect of the warranties and representations of the Target, Thinkwill and the Shareholders in this Agreement, and the representations and warranties of the Target, Thinkwill and the Shareholders in this Agreement will survive the Closing and issuance of the Consideration Shares for a period of twelve (12) months from the Closing Date.

7.3

Covenant of the Target, Thinkwill and the Shareholders

The Target, Thinkwill and the Shareholders covenant to deliver all of the closing documentation set out in Section 7.1.

ARTICLE 8
TARGET’S AND SHAREHOLDERS’ CONDITIONS PRECEDENT

8.1

Target’s and Shareholders’ Conditions

The obligation of the Target and the Shareholders to complete the Transaction will be subject to the satisfaction of, or compliance with, at or before the Closing Date, the conditions precedent set forth below.  The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of the Target and the Shareholders and may be waived by the Target in its discretion:

(a)

the Target will have reviewed and approved of all materials in the possession and control of the Purchaser which are germane to the Target’s decision to proceed with the Transaction;

(b)

the Target and its solicitors will be reasonably satisfied that the due diligence, analysis and other customary examinations that they have performed regarding the financial position and the business of the Purchaser are consistent, in all material respects, with the representations and warranties of the Purchaser set forth in this Agreement;

(c)

the Target and its accountants shall have had a reasonable opportunity to review the Purchaser Financial Statements and will be reasonably satisfied with the content of the Purchaser Financial Statements;

(d)

all required approvals, consents, authorizations and waivers relating to the consummation of the Transaction by the Target, including antitrust clearance to the extent applicable, will have been obtained;

(e)

the Purchaser will have no outstanding Liabilities at Closing;

(f)

the Purchaser will have obtained the consent of any parties from whom consent to the Transaction is required;

(g)

the Purchaser will have performed and complied with all obligations, covenants and agreements of the Purchaser set out in this Agreement and the representations and warranties of the Purchaser set forth in this Agreement will be true, correct and complete in all material respects as of the Closing Date and with the same effect as if made at and as of the Closing Date and the Target will have received from the Purchaser, a certificate executed by an officer of the Purchaser certifying that all obligations, covenants and agreements of the Purchaser contained in this Agreement have been performed and complied with and that the representations and warranties of  the Purchaser set forth in this Agreement are true and correct in all material respects as at the Closing Date; and

(h)

no Material Adverse Change will have occurred with respect to the Business of the Purchaser;

(i)

the approval of the Purchaser Board and the board of directors of the Target for the Transaction will have been obtained;

(j)

the approval of all Shareholders will have been obtained;

(k)

this Agreement, the Transaction Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance satisfactory to the Target will have been executed and delivered to the Target;

(l)

the Consideration Shares will have been delivered in accordance with Section 6.3; and

(m)

no Order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any Governmental Body which prohibits, restrains, enjoins or restricts the consummation of the Transaction, provided, however, that the parties to this Agreement shall use their reasonable best efforts to cause any such Order to be vacated or lifted.

8.2

Waiver/Survival

The conditions set forth in this Article 8 are for the exclusive benefit of the Target and the Shareholders and may be waived by the Target and the Shareholders in writing in whole or in part on or before the Closing Date. Notwithstanding any such waiver, completion of the Transaction by the Target and the Shareholders will not prejudice or affect in any way the rights of the Target and the Shareholders in respect of the warranties and representations of the Purchaser set forth in this Agreement, and the representations and warranties of the Purchaser in this Agreement will survive the Closing and issuance of the Consideration Shares for the applicable period set out in Section 5.26.

8.3

Covenant of the Purchaser

The Purchaser covenants to deliver all of the closing documentation set out in Section 8.1.

ARTICLE 9
CONDUCT OF BUSINESS PRIOR TO CLOSING

9.1

Conduct

Except as otherwise contemplated or permitted by this Agreement, or as set forth in the Target Disclosure Statement, during the period from the date of this Agreement to the Closing Date, each of the Target and Thinkwill will do the following:

(a)

conduct its Business in the ordinary and usual course and in a continuous fashion and will not, without the prior written consent of the Purchaser:

(i)

enter into any transaction which would constitute a breach of their own, or the Shareholders’, representations, warranties or agreements contained herein or which is outside of the ordinary and usual course of its Business;

(ii)

sell, or undertake to sell, any of the Shares or any other securities of the Target or Thinkwill;

(iii)

increase the salaries or other compensation of, or make any advance (excluding advances for ordinary and necessary business expenses) or loan to, or amend any agreement with, any of its Employees, officers, directors or consultants, or make any increase in, or any addition to, other benefits to which any of its Employees, officers, directors or consultants may be entitled;

(iv)

create, incur, assume or guarantee any indebtedness for money borrowed, or mortgaged or pledged by the Target or Thinkwill or a third party, and will not subject any of the material assets or properties of the Target or Thinkwill to any mortgage, lien, pledge, security interest, conditional sales contract or other Encumbrance related to any such indebtedness for money borrowed;

(v)

declare, set aside or pay any dividend or make or agree to make any other distribution or payment in respect of its capital shares or redeem, repurchase or otherwise acquire or agree to redeem, purchase or acquire any of its capital shares or equity securities; or

(vi)

pay any amount (other than salaries in the ordinary course of business) to any Related Party of the Target, Thinkwill or the Shareholders;

(b)

comply with all laws affecting the operation of its Business and pay all required Taxes;

(c)

not take any action or omit to take any action which would, or would reasonably be expected to, result in a breach of or render untrue any representation, warranty, covenant or other obligation of the Target, Thinkwill or the Shareholders contained herein;

(d)

use commercially reasonable efforts to preserve intact its Business and its assets, operations and affairs, and carry on its Business and the affairs substantially as currently conducted, and use commercially reasonable efforts to promote and preserve for the Purchaser the goodwill of suppliers, customers and others having business relations with it;

(e)

take all necessary actions, steps and proceedings that are necessary to approve or authorize, or to validly and effectively undertake, the execution and delivery of this Agreement and the completion of the Transaction;

(f)

otherwise respond reasonably promptly to reasonable requests from the Purchaser for information concerning the status of its Business, operations, and finances; and

(g)

comply with the provisions of Article 10 of this Agreement.

ARTICLE 10
ADDITIONAL COVENANTS OF THE PARTIES

10.1

VIE Agreements

Each of the Target and Thinkwill will take all necessary steps to prepare and execute the VIE Agreements on or before Closing.

10.2

Increase in Authorized Capital of the Purchaser

Prior to the Closing, the Purchaser will take all necessary action to increase its authorized common stock to 500,000,000 Purchaser Shares.

10.3

Purchaser Board

The Purchaser Board will, subject to compliance with applicable corporate laws and the Purchaser’s Charter Documents, adopt a resolution appointing Li to the Purchaser Board, with such appointment to be effective on Closing.

10.4

Officers of the Purchaser

(a)

The Purchaser Board will adopt a resolution appointing Li to serve as President and, together with Bruk, as Co-Chief Executive Officer and Co-Chairman of the Purchaser, and accepting the resignation of Bruk as President, with such appointments and resignation to be effective on Closing.

(b)

Bruk and Li will act as Co-Chief Executive Officers and Co-Chairmen of the Purchaser until the earlier of (i) the Purchaser raising a total of $6,000,000 through debt or equity financings; or (ii) twelve (12) months following the Closing (the “Co-Chairmen Deadline”).

(c)

From the Closing until the Co-Chairmen Deadline:

(i)

Li and Bruk will jointly approve all stock option grants, share issuances, other issuances of securities and uses of capital;

(ii)

Li will be responsible for product strategy, research and development, product development, manufacturing, business development, marketing and sales;

(iii)

Bruk will be responsible for corporate strategy and finance, including all aspects of managing the public company aspects of the Purchaser, including all regulatory filings, news releases, and meetings with investors, bankers, brokers and analysts;

(iv)

the Shareholders will not cause any meetings of the shareholders of the Purchaser to be called for the purpose of effecting a change of the officers and/or directors of the Purchaser, nor will the Shareholders vote in favour of any resolution for such purpose at any meeting of the shareholders of the Purchaser; and

(v)

the name of the Purchaser will remain as “Kunekt Corporation”.

10.5

Auditor Fees

If the Target Financial Statements demonstrate that Thinkwill generated revenues of more than $5,000,000 for the year ended December 31, 2010 and the Purchaser decides not to proceed with the Transaction, then the Purchaser will reimburse Thinkwill for its auditor fees up to a maximum of $100,000.

10.6

Consents

The parties covenant and agree that they will use commercially reasonable efforts to obtain the consents, renunciations and approvals of third parties which are necessary to the completion of the Transaction, provided that such consents, renunciations or approvals may be validly given by such third parties in accordance with relevant agreements, covenants or applicable law.

10.7

Exclusivity

Until such time, if any, as this Agreement is terminated pursuant to Article 12, the Transaction is consummated or as otherwise agreed to by the parties hereto, none of the parties to this Agreement (through their advisors, directors, bankers, Employees, shareholders, agents or otherwise) will, directly or indirectly:

(a)

solicit, initiate, encourage, facilitate or discuss any proposition, offer, inquiry, submission or proposal from any other Person concerning: (i)  the purchase of any part of their issued and outstanding securities, including the Shares; (ii) the purchase of any significant elements of their respective assets; or (iii) any merger, reorganization, arrangement, capitalization or any other form of business merger implicating, directly or indirectly, any party to this Agreement or their respective Businesses (a “Proposed Transaction”); or

(b)

enter into any agreement, discussions or negotiations with any Person, company or other entity with respect to a Proposed Transaction.

Each of the parties to this Agreement will provide written notification to the other parties hereto of all propositions, offers, bids or information requests that they might receive regarding a Proposed Transaction and must provide the other parties to this Agreement with all relevant information in their possession related to such Proposed Transaction.

10.8

Access for Investigation

(a)

Between the date of this Agreement and the Closing Date, each of the Target and Thinkwill will:

(i)

afford the Purchaser, the Purchaser’s Solicitors and the Purchaser’s representatives, advisors, prospective lenders and their representatives (collectively, the “Purchaser’s Advisors”) full and free access to its personnel, properties, Contracts, books and records, and other documents and data, in each case during normal business hours, upon a reasonable number of occasions, upon reasonable notice and in a manner calculated to minimize disruption of its Business;

(ii)

furnish the Purchaser and the Purchaser’s Advisors with copies of all such Contracts, books and records, and other existing documents and data, as the Purchaser may reasonably request; and

(iii)

furnish the Purchaser and the Purchaser’s Advisors with such additional financial, operating, and other data and information, as the Purchaser may reasonably request.

(b)

Between the date of this Agreement and the Closing Date, the Purchaser will:

(i)

afford the Target, the Shareholders and their respective representatives, legal and advisors and prospective lenders and their representatives (collectively, the “Target’s Advisors”) full and free access to the Purchaser’s personnel, properties, contracts, books and records, and other documents and data, in each case during normal business hours, upon a reasonable number of occasions, upon reasonable notice and in a manner calculated to minimize disruption of the Purchaser’s business;

(ii)

furnish the Target, the Shareholders and the Target’s Advisors with copies of all such contracts, books and records, and other existing documents and data, as the Target and the Shareholders may reasonably request; and

(iii)

furnish the Target, the Shareholders and the Target’s Advisors with such additional financial, operating, and other data and information, as the Target and the Shareholders may reasonably request.

10.9

Required Filings

(a)

As promptly as practicable after the date of this Agreement, the Target will make all filings required by Legal Requirements to be made by it in order to consummate the Transaction. Between the date of this Agreement and the Closing Date, the Target, Thinkwill and the Shareholders will cooperate with the Purchaser with respect to all filings that the Purchaser elects to make or is required by Legal Requirements to make in connection with the Transaction.

(b)

As promptly as practicable after the date of this Agreement, the Purchaser will make all filings required by Legal Requirements to be made by it in order to consummate the Transaction. The Purchaser will (i) provide the Shareholders with copies of all correspondence with Governmental Bodies relating to such Legal Requirements, (ii) allow the Shareholders to participate on all discussions or meetings (whether in person or via phone or other technology) with Governmental Bodies relating to such Legal Requirements, and (iii) provide the Shareholders with reasonable notice of each of the foregoing, and a reasonable opportunity to participate in the process where appropriate.

10.10

Notification

Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if any such party becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties set forth herein, as of the date of this Agreement, or if such party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Target Disclosure Statement or Purchaser Disclosure Statement between the date of this Agreement and the Closing Date, if such Disclosure Statement were dated the date of the occurrence or discovery of any such fact or condition, the Target or the Purchaser, as applicable, will promptly deliver to the other party a supplement to such Disclosure Statement specifying such change. During the same period, each party hereto will promptly notify the other parties hereto of the occurrence of any breach of any covenant set forth herein or of the occurrence of any event that may make the satisfaction of the conditions set forth herein impossible or unlikely.

10.11

Best Efforts

Between the date of this Agreement and the Closing Date, the parties will use their best efforts to cause the conditions contained in this Agreement to be satisfied.

10.12

Disclosure of Confidential Information

Until the Closing Date and, if this Agreement is terminated without consummation of the Transaction, then after such termination, the Purchaser, the Target, Thinkwill and each of the Shareholders will maintain in confidence, will cause their respective directors, officers, Employees, agents, and advisors to maintain in confidence, and will not use to the detriment of another party or divulge to any third parties, other than their respective legal and financial advisors, auditors, representatives and any other Governmental Bodies having jurisdiction, any confidential written, oral, or other information obtained during the course of the investigations in connection with this Agreement or the Transaction, unless:

(a)

such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party;

(b)

the use of such information is necessary or appropriate pursuant to Applicable Securities Laws or in making any filing or obtaining any consent or approval required for the consummation of the Transaction; or

(c)

the furnishing or use of such information is required by or necessary or appropriate in connection with legal Proceedings.

10.13

Public Notices

The parties agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with Applicable Laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement.

ARTICLE 11
POST CLOSING COVENANT

11.1

Registration of Registrable Securities

(a)

As soon as reasonably practicable after the filing of its Annual Report on Form 10-K for the fiscal year ended October 31, 2010, the Purchaser will file the Registration Statement with the SEC.

(b)

The Purchaser will include in the Registration Statement all or any part of the Registrable Securities provided that the Purchaser shall not be required to register any of the Registrable Securities that are eligible for sale pursuant to Rule 144(k) of the Securities Act.

(c)

The Purchaser will use commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as possible.

(d)

Notwithstanding any other terms of this Agreement, if the Purchaser receives a comment from the SEC which effectively results in the Purchaser having to reduce the number of Registrable Securities being registered on the Registration Statement, then the Purchaser may, in its sole discretion, reduce on a pro rata basis the number of Registrable Securities to be included in the Registration Statement.

ARTICLE 12
TERMINATION

12.1

Termination

This Agreement may be terminated at any time prior to the Closing Date by:

(a)

mutual agreement of the Purchaser and the Target;

(b)

the Purchaser, if there has been a material breach by the Target or a Shareholder of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of the Target or a Shareholder that is not cured, to the reasonable satisfaction of the Purchaser, within ten (10) business days after notice of such breach is given by the Purchaser (except that no cure period will be provided for a breach by the Target or a Shareholder that, by its nature, cannot be cured);

(c)

the Target, if there has been a material breach by the Purchaser of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of the Purchaser that is not cured, to the reasonable satisfaction of the Shareholders, within ten (10) business days after notice of such breach is given by the Target or the Shareholders (except that no cure period will be provided for a breach by the Purchaser that by its nature cannot be cured);

(d)

the Purchaser or the Target if any permanent injunction or other order of a Governmental Body of competent authority preventing the consummation of the transaction contemplated by this Agreement has become final and non-appealable; or

(e)

if the Transaction has not been consummated prior to the Closing Date, unless otherwise extended by the written agreement of the parties hereto.

12.2

Effect of Termination

In the event of the termination of this Agreement as provided in Section 12.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations under this Agreement.

ARTICLE 13
INDEMNITIES

13.1

Agreement of the Purchaser to Indemnify

The Purchaser will indemnify, defend, and hold harmless, to the full extent of the law, the Target and/or the Shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Target and/or the Shareholders by reason of, resulting from, based upon or arising out of:

(a)

the material breach by the Purchaser of any representation or warranty of the Purchaser contained in or made pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the material breach or partial breach by the Purchaser of any covenant or agreement of the Purchaser made in or pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement.

13.2

Agreement of the Target, Thinkwill and the Shareholders to Indemnify

The Target, Thinkwill and each Shareholder will indemnify, defend, and hold harmless, to the full extent of the law, the Purchaser from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Purchaser by reason of, resulting from, based upon or arising out of:

(a)

the material breach by the Target, Thinkwill or a Shareholder of any representation or warranty of the Target, Thinkwill or a Shareholder contained in or made pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the material breach or partial breach by the Target, Thinkwill or a Shareholder of any covenant or agreement of the Target, Thinkwill or a Shareholder made in or pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement.

13.3

Third Party Claims

(a)

If any third party notifies a party entitled to indemnification under Section 13.1 or 13.2 (each an “Indemnified Party”) with respect to any matter (a “Third-Party Claim”) which may give rise to an indemnity claim against a party required to indemnify such Indemnified Party under Section 13.1 or 13.2 (each an “Indemnifying Party”), then the Indemnified Party will promptly give written notice to Indemnifying Party; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation under this Article 13, except to the extent such delay actually and materially prejudices the Indemnifying Party.

(b)

The Indemnifying Party will be entitled to participate in the defense of any Third-Party Claim that is the subject of a notice given by the Indemnified Party pursuant to Section 13.3(a).  In addition, the Indemnifying Party will have the right to defend the Indemnified Party against the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party gives written notice to the Indemnified Party within fifteen days after the Indemnified Party has given notice of the Third-Party Claim that the Indemnifying Party elects to assume the defense of such Third-Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have adequate financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder, (iii) if the Indemnifying Party is a party to the Third-Party Claim or, in the reasonable opinion of the indemnified Party some other actual or potential conflict of interest exists between the Indemnifying Party and the Indemnified Party, the Indemnified Party determines in good faith that joint representation would not be inappropriate, (iv) the Third-Party Claim does not relate to or otherwise arise in connection with Taxes or any criminal or regulatory enforcement action, (v) settlement of, an adverse judgment with respect to or the Indemnifying Party’s conduct of the defense of the Third-Party Claim is not, in the good faith judgment of the Indemnified Party, likely to be materially adverse to the Indemnified Party’s reputation or continuing business interests (including its relationships with current or potential customers, suppliers or other parties material to the conduct of its business) and (vi) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently.  The Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim; provided, however, that the Indemnifying Party will pay the reasonable fees and expenses of separate co-counsel retained by the Indemnified Party that are incurred prior to Indemnifying Party’s assumption of control of the defense of the Third-Party Claim.

(c)

The Indemnifying Party will not consent to the entry of any judgment or enter into any compromise or settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party unless such judgment, compromise or settlement (i) provides for the payment by the Indemnifying Party of money as sole relief for the claimant, (ii) results in the full and general release of the Indemnified Party from all liabilities arising or relating to, or in connection with, the Third-Party Claim and (iii) involves no finding or admission of any violation of Legal Requirements or the rights of any Person and has no effect on any other claims that may be made against the Indemnified Party.

(d)

If the Indemnifying Party does not deliver the notice contemplated by Section 13.3(b)(i), or the evidence contemplated by Section 13.3(b)(ii), within fifteen days after the Indemnified Party has given notice of the Third-Party Claim, or otherwise at any time fails to conduct the defense of the Third-Party Claim actively and diligently, the Indemnified Party may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third-Party Claim in any manner it may deem appropriate; provided, however, that the Indemnifying Party will not be bound by the entry of any such judgment consented to, or any such compromise or settlement effected, without its prior written consent (which consent will not be unreasonably withheld or delayed).  In the event that the Indemnified Party conducts the defense of the Third-Party Claim pursuant to this Section 13.3(d), the Indemnifying Party will (i) advance the Indemnified Party promptly and periodically for the costs of defending against the Third-Party Claim (including reasonable attorneys’ fees and expenses) and (ii) remain responsible for any and all other Losses that the Indemnified Party may incur or suffer resulting from, arising out of, relating to, in the nature of or caused by the Third-Party Claim to the fullest extent provided in this Article 13.

13.4

Exclusive Remedy

After the Closing, this Article 13 shall be the sole and exclusive remedy for any inaccuracy of any representation and warranty, or breach of any covenant obligation, made in connection with this Agreement.

ARTICLE 14
GENERAL

14.1

Expenses

All costs and expenses incurred in connection with the preparation of this Agreement and the Transaction will be paid by the party incurring such expenses.

14.2

Indemnifications Not Affected by Investigation

The right to indemnification, payment of damages or other remedy based on the representations, warranties, covenants, and obligations contained herein will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

14.3

Assignment

No parties to this Agreement may assign any of their respective rights under this Agreement without the prior consent of each of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of each of the parties, as applicable.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns, as applicable.

14.4

Notices

Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address or number:

If to the Purchaser:

KUNEKT CORPORATION
112 North Curry Street
Carson City, Nevada, USA 89703-4934

Attention:         Mark Bruk
Telephone:       (877) 458-6358
Facsimile:        (866) 386-6365
Email:              mark@kunekt.com

With a copy (which will not constitute notice) to:

Clark Wilson LLP
Barristers & Solicitors
Suite 800 – 885 West Georgia Street
Vancouver, BC  V6C 3H1

Attention:         Virgil Z. Hlus
Telephone:       (604) 687-5700
Facsimile:        (604) 687-6314
Email:              vzh@cwilson.com

If to the Target, Thinkwill or the Shareholders:

AMS-INT ASIA LIMITED
Unit 04,7/F, Bright Way Tower
No. 33 Mong Kok Road
Kowloon, Hong Kong

Attention:         Matt Li
Telephone:       (+852) 2793-5511
Facsimile:        (+852) 3590-2333
Email:              matt@amsphone.com

 (or to such other address or number as any party may specify by notice in writing to another party).

Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully to the number set out above, as the case may be.

Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

14.5

Governing Law; Venue

This Agreement, the legal relations between the parties and the adjudication and the enforcement thereof, shall be governed by and interpreted and construed in accordance with the substantive laws of the State of Nevada and the laws of the United States applicable therein, without regard to applicable choice of law provisions thereof.  The parties hereto agree that any action, suit or proceeding arising out of or relating to this Agreement or the Transaction will be brought in a suitable court located in the State of Nevada and each party hereto irrevocably submits to the exclusive jurisdiction of those courts.

14.6

Severability

If any covenant or other provision of this Agreement is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, then such covenant or other provision will be severed from and will not affect any other covenant or other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal, or unenforceable covenant or provision had never been contained in this Agreement.  All other covenants and provisions of this Agreement will, nevertheless, remain in full force and effect and no covenant or provision will be deemed dependent upon any other covenant or provision unless so expressed herein.

14.7

Entire Agreement

This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto.  Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

14.8

Further Assurances

The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

14.9

Enurement

This Agreement and each of the terms and provisions hereof will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

14.10

Amendment

This Agreement may not be amended except by an instrument in writing signed by each of the parties.

14.11

Schedules and Disclosure Statements

The schedules attached, the Target Disclosure Statement and the Purchaser Disclosure Statement provided pursuant to this Agreement are incorporated herein.

14.12

Counterparts

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument and delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the day and year first above written.

AMS-INT ASIA LIMITED Per: /s/ Matt Li Authorized Signatory
GUANGZHOU XINGWEI COMMUNICATIONS TECHNOLOGY LTD INC. Per: /s/ Chengwu Zhu Authorized Signatory
KUNEKT CORPORATION Per: /s/ Mark Bruk Authorized Signatory

SCHEDULE A

SHAREHOLDER INFORMATION

Name and Address	Signature	SSN#/EIN	Number of Shares Held
Fengrui Yue This has been intentionally removed.	/s/ Fengrui Yue	People’s Republic of China ID Card This has been intentionally removed.	800

SCHEDULE B

CERTIFICATE OF NON-U.S. SHAREHOLDER

Capitalized terms used but not otherwise defined in this Certificate shall have the meanings given to such terms in that certain Share Exchange Agreement dated January    , 2011 (the “Agreement”) among the Purchaser, the Target and the Shareholders, including the undersigned.  In connection with the issuance of the Consideration Shares to the undersigned, the undersigned hereby agrees, acknowledges, represents and warrants that:

1.

if the undersigned is not a resident of Ontario, the undersigned is (tick one or more of the following boxes):

☐	(A)	a director, executive officer, founder or control person of the Company or an affiliate of the Company
☐	(B)	a spouse, parent, grandparent, brother, sister, child or grandchild of a director, executive officer, founder or control person of the Company or an affiliate of the Company
☐	(C)	a parent, grandparent, brother, sister, child or grandchild of the spouse of a director, executive officer, founder or control person of the Company or an affiliate of the Company
☐	(D)	a close personal friend of a director, executive officer, founder or control person of the Company
☐	(E)	a close business associate of a director, executive officer, founder or control person of the Company or an affiliate of the Company
☐	(F)	an accredited investor
☐	(G)	a company, partnership or other entity of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs A to F
☐	(H)	a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs A to F

2.

if the undersigned has checked box B, C, D, E, G or H in Section 1 above, the director, executive officer, founder or control person of the Company with whom the undersigned has the relationship is:

(Instructions: fill in the name of each director, executive officer, founder and control person which you have the above-mentioned relationship with.  If you have checked box G or H, also indicate which of A to F describes the securityholders, directors,

- B2 -

trustees or beneficiaries which qualify you as box G or H and provide the names of those individuals.  Please attach a separate page if necessary).

3.

if the undersigned is resident in Ontario, the undersigned is (tick one or more of the following boxes):

☐	(A)	a founder of the Company
☐	(B)	an affiliate of a founder of the Company
☐	(C)	a spouse, parent, brother, sister, grandparent or child of an executive officer, director or founder of the Company
☐	(D)	a control person of the Company
☐	(E)	an accredited investor

4.

if the undersigned has checked box C in Section 3 above, the executive officer, director or founder of the Company with whom the undersigned has the relationship is:

(Instructions:  fill in the name of each executive officer, director or founder which you have the above-mentioned relationship with.)

5.

if the undersigned has ticked box F in Section 1 or box E in Section 3 above, the undersigned satisfies one or more of the categories of “accredited investor” (as that term is defined in NI 45-106) indicated below (please check the appropriate box):

☐

(a) an individual who either alone or with a spouse beneficially owns, directly or indirectly, financial assets (as defined in NI 45-106) having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CDN$1,000,000;

☐

(b) an individual whose net income before taxes exceeded CDN$200,000 in each of the two more recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐

(c) an individual who, either alone or with a spouse, has net assets of at least CDN $5,000,000;

☐

(d) a person, other than an individual or investment fund, that had net assets of at least CDN$5,000,000 as reflected on its most recently prepared financial statements.

☐

(e) a person registered under securities legislation of a jurisdiction of Canada as an advisor or dealer, or an individual registered or formerly registered as a representative of such an adviser or dealer, other than a limited market dealer

- B3 -

registered under the Securities Act (Ontario) or the Securities Act (Newfoundland);

☐

(f) an investment fund that distributes it securities only to persons that are accredited investors at the time of distribution, a person that acquires or acquired a minimum of CDN$150,000 of value in securities, or a person that acquires or acquired securities under Sections 2.18 or 2.19 of NI 45-106; or

☐

(g) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law are persons or companies that are accredited investors.

6.

the undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

7.

none of the Consideration Shares have been or will be registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any Applicable Securities Laws;

8.

offers and sales of any of the Consideration Shares prior to the expiration of a period of six months after the date of original issuance of the Consideration Shares (the six month period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

9.

the undersigned will not engage in any hedging transactions involving any of the Consideration Shares unless such transactions are in compliance with the provisions of the Securities Act and in each case only in accordance with Applicable Securities Laws;

10.

the undersigned is acquiring the Consideration Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Consideration Shares in the United States or to U.S. Persons;

11.

the undersigned has not acquired the Consideration Shares as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S) in the United States in respect of the Consideration Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Consideration Shares; provided, however, that the undersigned may sell or otherwise dispose of the Consideration Shares pursuant to registration thereof under the Securities Act and any Applicable Securities Laws or under an exemption from such registration requirements;

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12.

the statutory and regulatory basis for the exemption claimed for the sale of the Consideration Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the Securities Act or any Applicable Securities Laws;

13.

except as set out in the Agreement, the Purchaser has not undertaken, and will have no obligation, to register any of the Consideration Shares under the Securities Act;

14.

the Purchaser is entitled to rely on the acknowledgements, agreements, representations and warranties of the undersigned contained in the Agreement and this Certificate, and the undersigned will hold harmless the Purchaser from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the undersigned not being true and correct;

15.

the undersigned has been advised to consult its own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Consideration Shares and, with respect to applicable resale restrictions, is solely responsible (and the Purchaser is not in any way responsible) for compliance with applicable resale restrictions;

16.

the undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Purchaser in connection with the acquisition of the Consideration Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by the Purchaser without unreasonable effort or expense;

17.

the books and records of the Purchaser were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Consideration Shares under the Agreement have been made available for inspection by the undersigned, the undersigned’s attorney and/or advisor(s);

18.

the undersigned:

(a)

is knowledgeable of, or has been independently advised as to, the Applicable Securities Laws of the securities regulators having application in the jurisdiction in which the undersigned is resident (the “International Jurisdiction”) which would apply to the acquisition of the Consideration Shares;

(b)

the undersigned is acquiring the Consideration Shares pursuant to exemptions from prospectus or equivalent requirements under Applicable Securities Laws or, if such is not applicable, the undersigned is permitted to acquire the Consideration Shares under the Applicable Securities Laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)

the Applicable Securities Laws of the authorities in the International Jurisdiction do not require the Purchaser to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Consideration Shares; and

(d)

the acquisition of the Consideration Shares by the undersigned does not trigger:

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(i)

any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(ii)

any continuous disclosure reporting obligation of the Purchaser in the International Jurisdiction; and

the undersigned will, if requested by the Purchaser, deliver to the purchaser a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 13(c) and 13(d) above to the satisfaction of the Purchaser, acting reasonably;

19.

the undersigned (i) is able to fend for itself in connection with the acquisition of the Consideration Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Consideration Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

20.

the undersigned is not aware of any advertisement of any of the Consideration Shares and is not acquiring the Consideration Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

21.

except as set out in the Agreement, no Person has made to the undersigned any written or oral representations:

(a)

that any Person will resell or repurchase any of the Consideration Shares;

(b)

that any Person will refund the purchase price of any of the Consideration Shares;

(c)

as to the future price or value of any of the Consideration Shares; or

(d)

that any of the Consideration Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Consideration Shares on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the Purchaser Shares on the OTC Bulletin Board;

22.

the undersigned is outside the United States when receiving and executing this Agreement and is acquiring the Consideration Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other Person has a direct or indirect beneficial interest in the Consideration Shares;

23.

neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Consideration Shares;

24.

the Consideration Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a Person in the United States;

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25.

the undersigned understands and agrees that the Consideration Shares issued to the undersigned will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”;

26.

if the undersigned is a resident of British Columbia, the undersigned acknowledges and agrees that, in addition to the legend set forth in paragraph 21 above, the Consideration Shares issued to the undersigned will also bear the following restrictive legend (the “BC Legend”) specified in BCI 51-509:

“UNLESS OTHERWISE PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR FROM BRITISH COLUMBIA UNLESS THE CONDITIONS IN SECTION 12(2) OF BC INSTRUMENT 51-509 ISSUERS QUOTED IN THE U.S. OVER-THE-COUNTER MARKET ARE MET.”;

27.

if the undersigned is not a resident of British Columbia, the undersigned acknowledges, agrees, represents and warrants that:

(a)

pursuant to BCI 51-509, a subsequent trade in any of the Consideration Shares in or from British Columbia will be a distribution subject to the prospectus and registration requirements of Applicable Securities Laws (including the BC Act) unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing the Consideration Shares (or ownership statement issued under a direct registration system or other book entry system) bear the BC Legend;

(b)

the undersigned is not a resident of British Columbia and undertakes not to trade or resell any of the Consideration Shares in or from British Columbia unless the trade or resale is made in accordance with BCI 51-509.  The undersigned understands that others will rely upon the truth and accuracy of the representations and warranties contained in this

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Certificate and agrees that if such representations and warranties are no longer accurate or have been breached, the undersigned shall immediately notify the Purchaser;

(c)

by executing and delivering the Agreement and this Certificate and as a consequence of the representations and warranties made by the undersigned contained in this Certificate, the undersigned will have directed the Purchaser not to include the BC Legend on any certificates representing any of the Consideration Shares to be issued to the undersigned.  As a consequence, the undersigned will not be able to rely on the resale provisions of BCI 51-509, and any subsequent trade in any of the Consideration Shares in or from British Columbia will be a distribution subject to the prospectus and registration requirements of the BC Act; and

(d)

if the undersigned wishes to trade or resell any of the Consideration Shares in or from British Columbia, the undersigned agrees and undertakes to return, prior to any such trade or resale, any certificate representing the Consideration Shares to the Purchaser’s transfer agent or the Purchaser, as applicable, to have the BC Legend imprinted on such certificate or to instruct the Purchaser’s transfer agent to include the BC Legend on any ownership statement issued under a direct registration system or other book entry system; and

28.

the Purchaser shall refuse to register any transfer of Consideration Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, pursuant to an available exemption from registration under the Securities Act or pursuant to an available exemption from the registration and prospectus requirements of the BC Act.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

                                                                                    Date:                                             ,2011
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